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                    U.S. Securities and Exchange Commission

                            Washington, D.C. 20549

                                  Form 8-K/A

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):      May 28, 1999
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                           Metro Global Media, Inc.
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            (Exact name of registrant as specified in its charter)

        Delaware                    0-21634                 65-0025871
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State or other jurisdiction       (Commission             (IRS Employer
     of incorporation             File Number)          Identification No.)

 1060 Park Avenue, Cranston, Rhode Island                     02910
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 (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:      (401) 942-7876
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         (Former name of former address, if changed since last report)
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Item 4    Change in Registrant's Certifying Accountants


     1) On May 10, 1999, Metro Global Media, Inc. ("Metro") appointed the accounting firm of Grant Thornton, LLP as independent accountants for fiscal 1999 to replace Trien Rosenberg, Rosenberg, Weinberg, Ciullo & Fazzari, LLP, ("Trien") effective with such appointment. Metro's Board of Directors approved the selection of Grant Thornton, LLP as new independent accountants. Management has not consulted with Grant Thornton on any accounting, auditing or reporting matter.


     2) During the two most recent fiscal years and interim period subsequent to May 30, 1998, there have been no disagreements with Trien on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. As a result of the Company's receipt of a SEC comment letter dated January 7, 1999, there are unresolved issues which may effect the May 31, 1998 financial statements as well as the current year financial statements of the Company.


     3) Trien's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.


     4) Metro has provided Trien with a copy of this disclosure and has requested Trien furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Trien's letter to the SEC, dated May 24, 1999, is filed as Exhibit 16 to the form 8-K/A).



                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    METRO GLOBAL MEDIA, INC.



                                    By: /s/ Janet Hoey
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                                       Janet Hoey, Treasurer


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